EXHIBIT 5(B)

                             SUBSTITUTION AGREEMENT

                        Legg Mason Tax Exempt Trust, Inc.

         AGREEMENT, made this 1st day of January, 1998, by and among Legg Mason Fund Adviser, Inc. ("LMFA"), Legg Mason Capital Management, Inc. ("LMCM"), and Legg Mason Tax Exempt Trust, Inc. (the "Corporation"), each of which is a Maryland corporation.

         WHEREAS, the Corporation is registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"), and currently consists of one series; and

         WHEREAS, LMFA serves as Investment Adviser and Manager to the Corporation pursuant to an Investment Advisory and Management Agreement between the Corporation and LMFA dated July 1, 1983; and

         WHEREAS, the persons rendering portfolio management services for the Corporation are employees of LMFA for purposes of the Investment Advisory and Management Agreement, and for all other purposes are employees of LMCM; and

         WHEREAS, LMFA wishes to substitute LMCM in place of LMFA, as a party to the Investment Advisory and Management Agreement; and

         WHEREAS, LMFA and LMCM wish to enter into an agreement on behalf of the Corporation whereby LMFA will continue to provide administrative services to the Corporation, whereby the services provided to the Corporation, and the total fees paid by the Corporation for investment advisory, management and administrative services, remain unchanged; and

         WHEREAS, LMFA has represented to the Corporation that LMCM is under the same management and control as LMFA, and that in the event of substitution as requested by LMFA the persons rendering portfolio management services for the Corporation will remain the same; and

         WHEREAS, under these circumstances, the Corporation agrees to the substitution of LMCM as a party to the Investment Advisory and Management Agreement in place of LMFA.

         NOW, THEREFORE, it is agreed as follows:

         1. Substitution of Party. Effective as of the date first written above, LMCM hereby assumes all of the interest, rights and responsibilities of LMFA under the Investment Advisory and Management Agreement.

         2. Performance of Duties. LMCM hereby assumes and agrees to perform all of LMFA's duties and obligations under the Investment Advisory and Management Agreement and be subject to all of the terms and conditions of said Agreement as if they applied to LMCM. Nothing in this Substitution Agreement shall make LMCM responsible for any claim or demand arising under the Investment Advisory and Management Agreement from services rendered prior to the effective date of this Substitution Agreement unless otherwise agreed by LMCM; and nothing in this Substitution Agreement shall make LMFA responsible for any claim or demand arising under the Investment Advisory and Management Agreement from services rendered after the effective date of this Substitution Agreement unless otherwise agreed by LMFA.

         3. Representations of LMCM and LMFA. LMCM represents and warrants that it is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"). LMFA and LMCM each represent and warrant that they are under the same control and management, and that substitution of LMCM as a party to the Investment Advisory and Management Agreement in place of LMFA shall not result in an "assignment" of the Investment Advisory and Management Agreement as that term is defined in the 1940 Act or the Advisers Act.

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         4. Consents. The Corporation hereby consents to this assumption by LMCM of the interest, rights and responsibilities of LMFA under the Investment Advisory and Management Agreement and agrees, subject to the terms and conditions of said Agreement, to look solely to LMCM for the performance of the duties and obligations under said Agreement after the effective date described above.

         IN WITNESS WHEREOF, the parties hereto have caused this Substitution Agreement to be executed by their duly authorized officers as of the date and year first written above.

Attest:                                      Legg Mason Tax Exempt Trust, Inc.

     /s/ Kathi D. Bair                           /s/ Marie K. Karpinski
By: ________________________                 By: ______________________________
                                                 Vice President and Treasurer
                                                 ______________________________
                                                 Title

Attest:                                      Legg Mason Fund Adviser, Inc.

     /s/ Kathi D. Bair                           /s/ Marie K. Karpinski
By: ________________________                 By: ______________________________
                                                 Vice President and Treasurer
                                                 ______________________________
                                                 Title

Attest:                                      Legg Mason Capital Management, Inc.

    /s/ Rebecca S. Plovan                        /s/ Philip E. Sachs
By: ________________________                 By: ______________________________
                                                 Chairman and CEO
                                                 ______________________________
                                                 Title

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